Exhibit 99.1
FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. to
attend Bank of America Merrill Lynch 2020 Energy Credit Conference

INDIANAPOLIS - (PR NEWSWIRE) - June 2, 2020- Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a leading independent producer of specialty hydrocarbon and fuels products, today announced that senior management will participate in the Bank of America Merrill Lynch 2020 Energy Credit Conference on Wednesday, June 3, 2020. Management will provide an overview of the Company's business during a live webcast presentation at the Conference and will conduct one-on-one and group meetings with investors who are registered to attend the event. The webcast of the live presentation and the presentation slides can be accessed by visiting the events section of the investor relations page of the Company's website at www.calumetspecialty.com.

About Calumet Specialty Products Partners, L.P.
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates nine manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, and eastern Missouri.

For further information: Investor/Media Inquiry Contact: Alpha IR Group, Joe Caminiti or Chris Hodges, Phone: 312-445-2870, CLMT@alpha-ir.com